News Release
Republic First Bancorp, Inc.
April 23, 2014

REPUBLIC FIRST BANCORP, INC. REPORTS EARNINGS FOR FIRST QUARTER 2014

Philadelphia, PA, April 23, 2014 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended March 31, 2014.  The Company has recorded net income of $0.8 million, or $0.03 per share, for the first quarter of 2014 compared to net income of $1.0 million, or $0.04 per share, for the first quarter of 2013.

“The grand opening of our new store in Cherry Hill, NJ during the first quarter has contributed to a wave of momentum that we look to build upon as we deliver the message that ‘The Power of Red is Back’,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer. “Our first quarter financial results are a positive contribution to this momentum that we hope to ride throughout the new year.”

To support the planned growth strategy, the Company recently announced that it completed the sale of $45 million of common stock through a private placement offering.  The stock was sold at a price of $3.80 per share.

“The Power of Red is Back” is an aggressive expansion plan beginning in Southern New Jersey and continuing throughout Metro Philadelphia.  During the first quarter the Company opened a new store in Cherry Hill, NJ utilizing its new and distinctive glass building. The revolutionary design of this new location represents the Bank’s commitment to world-class service and convenience for its customers. The grand opening for next location to utilize the new building will be on May 10, 2014 in Voorhees, NJ. There are plans for additional stores in Marlton, Moorestown, Mount Holly, Medford, Glassboro, Washington Township and a second store in Cherry Hill.

Highlights for the Period Ending March 31, 2014

➢
Core deposits increased by $60.4 million $869.6 million, or 7%, as of March 31, 2014 compared to $809.2 million as of March 31, 2013 while the cost of funds on core deposits decreased to 0.35% for the quarter ended March 31, 2014 compared to 0.43% for the quarter ended March 31, 2013.

➢	Total loans increased by $69.7 million, or 11%, to $696.8 million as of March 31, 2014 compared to $627.1 million at March 31, 2013.

➢	The net interest margin increased to 3.86% for the quarter ended March 31, 2014 compared to 3.61% for the quarter ended March 31, 2013 despite the challenging interest rate environment.

➢
SBA lending continued to be a focal point of the Company’s lending strategy. More than $13 million in new SBA loans were originated during the quarter ended March 31, 2014. Our team is currently ranked as the #1 SBA lender in the tri-state footprint of Pennsylvania, New Jersey and Delaware.

➢
Asset quality improved as non-performing loans decreased by $4.7 million, or 31%, to $10.4 million, or 1.49% of total loans, at March 31, 2014 compared to $15.1 million, or 2.41% of total loans as of March 31, 2013.

➢
The percentage of non-performing assets to capital and reserves improved to 18% as of March 31, 2014 compared to 29% as of March 31, 2013.  The non-performing loan coverage ratio increased to 115% as of March 31, 2014 compared to 62% as of March 31, 2013.

➢	The Company’s Total Risk-Based Capital ratio was 11.29% and Tier I Leverage Ratio was 8.86% at March 31, 2014.

➢	Tangible book value per share as of March 31, 2014 was $2.50.

➢
After giving pro-forma effect to the recent stock offering the Company’s Total Risk Based Capital Ratio increased to 16.64%, the Tier I Legerage Ratio is 13.59% and tangible book value is $2.91 per share at March 31, 2014.

The Company’s capital ratios at March 31, 2014 and on a pro-forma basis after giving effect to the common stock offering were as follows:

	Actual March 31, 2014	Pro-Forma After Stock Offering	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	8.86%	13.59%	5.00%

Tier 1 Risk Based Capital	10.04%	15.39%	6.00%

Total Risk Based Capital	11.29%	16.64%	10.00%

Tangible Common Equity	6.68%	10.80%	n/a

Income Statement

The Company reported net income of $0.8 million, or $0.03 per share, for the three month period ended March 31, 2014, compared to net income of $1.0 million, or $0.04 per share, for the three month period ended March 31, 2013.

The Company continues to lower its cost of funds as evidenced by a decrease of 10 basis points to 0.48% for the three month period ended March 31, 2014, compared to 0.58% for the three month period ended March 31, 2013. The net interest margin increased to 3.86% for the three month period ended March 31, 2014 compared to 3.61% for the three month period ended March 31, 2013.

Non-interest income decreased to $1.9 million for the three month period ended March 31, 2014 compared to $2.2 million for the three month period ended March 31, 2013, primarily due to gains on the sale of investment securities of $0.7 million which were recognized during the three month period ended March 31, 2013.

Non-interest expenses increased by $0.7 million, or 8%, to $9.8 million for the three month period ended March 31, 2014 compared to $9.1 million in the prior year period.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	Mar 31, 2014	Mar 31, 2013	% Change	Dec 31, 2013	% Change

Total assets	$ 973,862	$ 926,084	5%	$ 961,665	1%

Total loans (net)	684,898	617,769	11%	667,048	3%

Total deposits	879,882	826,138	7%	869,534	1%

Total core deposits	869,649	809,206	7%	859,301	1%

Net loans increased by $67.1 million, or 11%, as of March 31, 2014 compared to March 31, 2013.  Core deposits grew by $60.4 million to $869.6 million as of March 31, 2014 compared to $809.2 million as of March 31, 2013.

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	Mar 31, 2014	Mar 31, 2013	% Change	Dec 31, 2013	% Change	1st Qtr 2014 Cost of Funds

Demand noninterest-bearing	$ 182,082	$ 149,857	22%	$ 157,806	15%	0.00%

Demand interest-bearing	198,080	159,601	24%	230,221	(14%)	0.36%

Money market and savings	423,096	425,753	(1%)	402,671	5%	0.42%

Certificates of deposit	66,391	73,995	(10%)	68,603	(3%)	0.76%

Total core deposits	$ 869,649	$ 809,206	7%	$ 859,301	1%	0.35%

Core deposits increased to $869.6 million at March 31, 2014 compared to $809.2 million at March 31, 2013 as the Company continues to focus its effort on the gathering of low-cost core deposits. The Company recognized strong growth in demand account balances on a year to year basis, while at the same time reducing the overall deposit cost of funds to 0.37% for the three month period ending March 31, 2014 compared to 0.46% for the three month period ending March 31, 2013. The retail banking strategy has also enabled the Company to significantly reduce its dependence on wholesale funding sources such as brokered and internet-based certificates of deposit.

Lending

Loans by type are as follows (dollars in thousands):

Description	Mar 31, 2014	% of Total	Mar 31, 2013	% of Total	Dec 31, 2013	% of Total

Commercial real estate	$344,125	49%	$332,407	53%	$342,794	50%
Construction and land development	26,931	4%	27,614	4%	23,977	4%
Commercial and industrial	125,792	18%	110,785	18%	118,209	17%
Owner occupied real estate	164,325	24%	129,692	21%	160,229	24%
Consumer and other	33,554	5%	24,359	4%	31,981	5%
Residential mortgage	2,344	0%	2,425	0%	2,359	0%
Deferred costs (fees)	(223)		(160)		(238)

Gross loans	$696,848	100%	$627,122	100%	$679,311	100%

Gross loans increased by $69.7 million to $696.8 million at March 31, 2014 compared to $627.1 million at March 31, 2013 as a result of an increase in quality loan demand over the last twelve months and continued success with our relationship banking model.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Quarter Ended
	Mar 31, 2014	Pro-Forma After Stock Offering	Dec 31, 2013	Mar 31, 2013

Non-performing assets / total assets	1.44%	1.38%	1.51%	2.52%

Quarterly net loan charge-offs / average loans	0.18%	0.18%	0.12%	0.12%

Allowance for loan losses / gross loans	1.71%	1.71%	1.81%	1.49%

Allowance for loan losses / non-performing loans	115%	115%	118%	62%

Non-performing assets / capital and reserves	18%	12%	19%	29%

Non-performing assets decreased by $9.3 million to $14.1 million, or 1.44% of total assets, at March 31, 2014, compared to $23.4 million, or 2.52% of total assets, as of March 31, 2013.  The allowance for loan losses as a percentage of non-performing loans increased to 115% as of March 31, 2014, compared to 62%  as of March 31, 2013.  The ratio of non-performing assets to capital and reserves improved to 18% as of March 31, 2014 compared to 29% as of March 31, 2013.

Capital

On April 22, 2014, the Company announced the closing of a private placement offering of common stock in the amount of $45 million.  Total shareholders’ equity was $65.1 million at March 31, 2014 which represented a book value per share of $2.50, based on common shares outstanding of approximately 26.0 million.  After giving pro-forma effect to the offering, total shareholders’ equity would have increased to $110.1 million and book value per share would have been $2.91 per share at March 31, 2014.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its fourteen offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill and Voorhees, New Jersey. For more information about Republic Bank, visit myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2013 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013

ASSETS
Cash and due from banks	$ 17,835	$ 12,525	$ 9,592
Interest-bearing deposits and federal funds sold	16,475	23,355	62,337
Total cash and cash equivalents	34,310	35,880	71,929

Securities - Available for sale	201,262	204,891	173,550
Securities - Held to maturity	21	21	68
Restricted stock	1,567	1,570	3,276
Total investment securities	202,850	206,482	176,894

Loans held for sale	3,796	4,931	165

Loans receivable	696,848	679,311	627,122
Allowance for loan losses	(11,950)	(12,263)	(9,353)
Net loans	684,898	667,048	617,769

Premises and equipment	24,140	22,748	21,630
Other real estate owned	3,696	4,059	8,268
Other assets	20,172	20,517	29,429

Total Assets	$ 973,862	$ 961,665	$ 926,084

LIABILITIES
Non-interest bearing deposits	$ 182,082	$ 157,806	$ 149,857
Interest bearing deposits	697,800	711,728	676,281
Total deposits	879,882	869,534	826,138

Short-term borrowings	-	-	-
Subordinated debt	22,476	22,476	22,476
Other liabilities	6,444	6,756	6,950

Total Liabilities	908,802	898,766	855,564

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	265	265	265
Additional paid-in capital	107,166	107,078	106,825
Accumulated deficit	(36,953)	(37,708)	(33,236)
Treasury stock at cost	(3,099)	(3,099)	(3,099)
Stock held by deferred compensation plan	(809)	(809)	(809)
Accumulated other comprehensive income (loss)	(1,510)	(2,828)	574

Total Shareholders' Equity	65,060	62,899	70,520

Total Liabilities and Shareholders' Equity	$ 973,862	$ 961,665	$ 926,084

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2014	2013	2013

INTEREST INCOME
Interest and fees on loans	$ 8,323	$ 8,181	$ 7,928
Interest and dividends on investment securities	1,320	1,321	1,120
Interest on other interest earning assets	12	42	59
Total interest income	9,655	9,544	9,107

INTEREST EXPENSE
Interest on deposits	780	828	976
Interest on borrowed funds	276	278	278
Total interest expense	1,056	1,106	1,254

Net interest income	8,599	8,438	7,853
Provision for loan losses	-	3,760	-

Net interest income after provision for loan losses	8,599	4,678	7,853

NON-INTEREST INCOME
Service fees on deposit accounts	293	277	234
Gain on sale of SBA loans	1,154	1,475	650
Gain on sale of investment securities	-	-	703
Other non-interest income	483	459	656
Total non-interest income	1,930	2,211	2,243

NON-INTEREST EXPENSE
Salaries and employee benefits	5,040	3,788	4,287
Occupancy and equipment	1,536	1,453	1,327
Legal and professional fees	657	847	687
Foreclosed real estate	346	1,408	917
Regulatory assessments and related fees	337	345	344
Other operating expenses	1,899	2,276	1,568
Total non-interest expense	9,815	10,117	9,130

Income (loss) before provision (benefit) for income taxes	714	(3,228)	966

Provision (benefit) for income taxes	(41)	33	(26)

Net income (loss)	$ 755	$ (3,261)	$ 992

Net Income (Loss) per Common Share
Basic	$ 0.03	$ (0.13)	$ 0.04
Diluted	$ 0.03	$ (0.13)	$ 0.04

Average Common Shares Outstanding
Basic	25,973	25,973	25,973
Diluted	26,212	25,973	26,042

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	March 31, 2014			December 31, 2013			March 31, 2013

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$ 17,829	$ 12	0.27%	$ 61,963	$ 42	0.27%	$ 86,685	$ 59	0.28%
Securities	208,046	1,363	2.62%	206,259	1,361	2.64%	183,387	1,159	2.53%
Loans receivable	686,869	8,367	4.94%	663,567	8,226	4.92%	621,642	7,977	5.20%
Total interest-earning assets	912,744	9,742	4.33%	931,789	9,629	4.10%	891,714	9,195	4.18%

Other assets	42,951			46,363			59,736

Total assets	$ 955,695			$ 978,152			$ 951,450

Interest-bearing liabilities:

Demand non interest-bearing	$ 169,699			$ 159,956			$ 144,045
Demand interest-bearing	213,980	191	0.36%	218,275	210	0.38%	170,868	195	0.46%
Money market & savings	400,880	416	0.42%	419,982	431	0.41%	422,766	502	0.48%
Time deposits	77,468	173	0.91%	81,744	187	0.91%	114,054	279	0.99%
Total deposits	862,027	780	0.37%	879,957	828	0.37%	851,733	976	0.46%

Total interest-bearing deposits	692,328	780	0.46%	720,001	828	0.46%	707,688	976	0.56%

Other borrowings	22,476	276	4.98%	22,476	278	4.91%	22,476	278	5.02%

Total interest-bearing liabilities	714,804	1,056	0.60%	742,477	1,106	0.59%	730,164	1,254	0.70%
Total deposits and
other borrowings	884,503	1,056	0.48%	902,433	1,106	0.49%	874,209	1,254	0.58%

Non interest-bearing liabilities	6,901			9,312			7,343
Shareholders' equity	64,291			66,407			69,898
Total liabilities and
shareholders' equity	$ 955,695			$ 978,152			$ 951,450

Net interest income		$ 8,686			$ 8,523			$ 7,941
Net interest spread			3.73%			3.51%			3.48%

Net interest margin			3.86%			3.63%			3.61%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2014	2013	2013

Balance at beginning of period	$ 12,263	$ 8,704	$ 9,542

Provision charged to operating expense	-	3,760	-
	12,263	12,464	9,542

Recoveries on loans charged-off:
Commercial	-	48	1
Consumer	-	-	-
Total recoveries	-	48	1

Loans charged-off:
Commercial	(303)	(249)	(115)
Consumer	(10)	-	(75)

Total charged-off	(313)	(249)	(190)

Net charge-offs	(313)	(201)	(189)

Balance at end of period	$ 11,950	$ 12,263	$ 9,353

Net charge-offs as a percentage of
average loans outstanding	0.18%	0.12%	0.12%

Allowance for loan losses as a percentage
of period-end loans	1.71%	1.81%	1.49%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands)	2014	2013	2013	2013	2013

Non-accrual loans:
Commercial real estate	$ 9,733	$ 9,764	$ 6,833	$ 12,673	$ 14,415
Consumer and other	643	656	662	667	700
Total non-accrual loans	10,376	10,420	7,495	13,340	15,115

Loans past due 90 days or more
and still accruing	-	-	-	-	-

Total non-performing loans	10,376	10,420	7,495	13,340	15,115

Other real estate owned	3,696	4,059	5,951	6,584	8,268

Total non-performing assets	$ 14,072	$ 14,479	$ 13,446	$ 19,924	$ 23,383

Non-performing loans to total loans	1.49%	1.53%	1.15%	2.09%	2.41%

Non-performing assets to total assets	1.44%	1.51%	1.43%	2.17%	2.52%

Non-performing loan coverage	115.17%	117.69%	116.13%	69.96%	61.88%

Allowance for loan losses as a percentage
of total period-end loans	1.71%	1.81%	1.34%	1.46%	1.49%

Non-performing assets / capital plus
allowance for loan losses	18.27%	19.26%	17.74%	25.32%	29.28%